Exhibit 32.1


                  Certification Pursuant to 18 U.S.C. ss. 1350,
                       As Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No.2 to Annual Report of Procyon Corporation (the "Company") on Form 10-KSB/A for the year ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, do certify, to our knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: October 30, 2006


/s/ Regina W. Anderson
Regina W. Anderson
Chief Executive Officer


/s/ James B. Anderson
James B. Anderson
Chief Financial Officer